Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 17, 2006 in the Registration Statement on Form S-1 and related Prospectus of AMERISAFE, Inc. dated September 26, 2006.
/s/ Ernst & Young LLP
New Orleans, Louisiana
September 20, 2006